UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2006

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 31, 2006, we entered into an agreement for the sale of substantially all of the assets of our Korean manufacturing facility. Under the terms of the Installment Sale Agreement (“Agreement”) between Axesstel Korea, Inc., a Korean company and our wholly-owned subsidiary (“Subsidiary”), and Park JongHeun, an individual and former employee of Subsidiary (“Park”), our Subsidiary will sell to Park certain assets, including tangible personal property and associated software and warranty rights. Under the Agreement, Park will pay US$960,000 in thirty-five equal monthly installments commencing November 1, 2006. Park has also agreed to assume certain contract rights and obligations, which include the obligations under a real property lease and Subsidiary’s obligations with respect to its employees involved in the factory operations.

The transfer of the Korean manufacturing facility will allow us to reduce our fixed overhead expenses, and enable us to concentrate our resources on manufacturing in China. We also retain the flexibility to work with the Korean facility on an independent contractor basis for new product introductions and value engineering.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Installment Sale Agreement, dated as of July 31, 2006, between Axesstel Korea, Inc. and Park JongHeun

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Senior Vice President, Finance, Controller and Secretary

Date: August 3, 2006